Exhibit 99.2

Investor Relations Contacts:

Keith Terreri, Vice President – Finance & Treasurer

Jim Mathias, Director – Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Releases Fourth Quarter 2009 Subscriber Results

Fourth Quarter 2009 Subscriber Highlights Include:

•	Quarterly consolidated net subscriber additions of 317 thousand

•	2% increase in year over year consolidated gross additions

•	Quarterly Core Markets net subscriber additions of approximately 205 thousand

DALLAS (January 12, 2010) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited wireless communications service for an affordable flat-rate with no signed contract, today announced selected subscriber information for the quarter ended December 31, 2009.

In the fourth quarter of 2009, on a consolidated basis, MetroPCS reported gross additions of 1.3 million subscribers, which represents an increase of 2% over the fourth quarter of 2008. Churn for the fourth quarter of 2009 was 5.3% compared to 5.1% in the fourth quarter of 2008. One of the key drivers of the increase in churn was incremental gross additions of approximately 1.3 million during the nine months ended September 30, 2009 as compared to the same period in 2008. MetroPCS ended the fourth quarter of 2009 with over 6.6 million subscribers, which includes net additions during the quarter of 317 thousand subscribers. MetroPCS added approximately 1.3 million subscribers during the twelve months ended December 31, 2009.

Subscriber Metrics

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008
Consolidated Market Subscribers
End of Period	6,639,524	5,366,833	6,639,524	5,366,833
Net Additions	317,255	519,519	1,272,691	1,404,047
Core Markets Subscribers
End of Period	5,860,613	5,262,682	5,860,613	5,262,682
Net Additions	204,828	459,990	597,931	1,299,896
Northeast Markets Subscribers
End of Period	778,911	104,151	778,911	104,151
Net Additions	112,427	59,529	674,760	104,151

The subscriber results for the fourth quarter of 2009 may not be reflective of subscriber results for any subsequent period.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no signed contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served and has access to licenses covering a population of approximately 143 million people in many of the largest metropolitan areas in the United States. As of December 31, 2009, MetroPCS had over 6.6 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	the highly competitive nature of our industry;
•	current and planned marketing and sales initiatives;
•	the rapid technological changes in our industry;
•	the current economic slow down or recession continuing in the United States;
•	the state of the capital markets and the United States economy;
•	our exposure to counterparty risk in our financial agreements;
•	our ability to maintain adequate customer care and manage our churn rate;
•	our ability to achieve planned growth rates;
•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;
•	our ability to secure the necessary spectrum and network infrastructure equipment;
•	our ability to maintain and upgrade our networks and business systems;
•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;
•	governmental regulation of our services, and the costs of compliance and our failure to comply with such regulations;
•	our capital structure, including our indebtedness amounts;
•	changes in consumer preferences or demand for our products;
•	our inability to attract and retain key members of management;
•	the performance of our suppliers and other third parties on whom we rely; and
•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements and projections speak only as to the date made, are based on current expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law. The results for the fourth quarter of 2009 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.